Exhibit 99.1

PLBY Group Welcomes Juliana Hill to its Board of Directors

LOS ANGELES, March 30, 2022 (GLOBE NEWSWIRE) -- PLBY Group, Inc. (NASDAQ: PLBY) (the “Company” or “PLBY Group”), a leading pleasure and leisure lifestyle company and owner of Playboy, one of the most recognizable and iconic brands in the world, today announced the appointment of Juliana Hill to its Board of Directors, where she will serve as chair of the Audit Committee. Hill brings extensive expertise to PLBY Group with her deep background in corporate finance, acquisitions, and capital market transactions for high growth companies.

“During almost 20 years with Clear Channel, Julie successfully created and managed the finance, corporate development and treasury functions during a period of significant growth, including the company’s mergers with AMFM, Inc. and SFX Entertainment, making her a great addition to the Board,” said PLBY Group’s Ben Kohn, CEO, President & Director. “I’m excited to welcome Julie to PLBY Group and have her expertise during such an important time in our company’s history.”

Following her long career with iHeartMedia, Inc. (formerly Clear Channel Communications, Inc.), the number one audio company in the United States, Hill provides financial and strategic advisory services to a wide range of clients through her own company, JFH Consulting. She started her career as an auditor with Ernst & Young.

“I’m thrilled to be joining PLBY Group’s Board of Directors,” Hill said. “The visionary leadership, transformation of the business model, and strategic direction of the company have all come together to create a huge opportunity for the future and I’m excited to be part of it.”

Hill also serves on the Board of Directors and as Chair of the Audit Committee of National CineMedia, the largest cinema advertising network in the U.S. She holds a bachelor’s degree in accounting from Trinity University, a MBA from the Kellogg School of Management, Northwestern University, and is a certified public accountant.

About PLBY Group, Inc.
PLBY Group, Inc. is a global pleasure and leisure company connecting consumers with products, content, and experiences that help them lead happier, more fulfilling lives. Our flagship consumer brand, Playboy, is one of the most recognizable brands in the world, driving billions of dollars annually in global consumer spending with products and content available in approximately 180 countries. Our mission — to create a culture where all people can pursue pleasure — builds upon almost seven decades of creating groundbreaking media and hospitality experiences and fighting for cultural progress rooted in the core values of equality, freedom of expression and the idea that pleasure is a fundamental human right. Learn more at http://www.plbygroup.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance, growth plans and anticipated financial impacts of the Company’s acquisitions and commercial collaborations.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include, but are not limited to: (1) the impact of COVID-19 pandemic on the Company’s business or acquired businesses; (2) the inability to maintain the listing of the Company’s shares of common stock on Nasdaq; (3) the risk that acquisitions or any proposed transactions disrupt the Company’s current plans and/or operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefits from them; (4) the ability to recognize the anticipated benefits of acquisitions, commercial collaborations and proposed transactions which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and retain key employees; (5) costs related to being a public company, acquisitions, commercial collaborations and proposed transactions; (6) changes in applicable laws or regulations; (7) the possibility that the Company may be adversely affected by global hostilities, supply chain delays or other economic, business, and/or competitive factors; (8) risks relating to the uncertainty of the projected financial information of the Company; (9) risks related to the organic and inorganic growth of the Company’s business and the timing of expected business milestones; and (10) other risks and uncertainties indicated from time to time in the Company’s annual report on Form 10-K, including those under “Risk Factors” therein, and in the Company’s other filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date which they were made. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact:
Investors: investors@plbygroup.com
Media: press@plbygroup.com